Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Elevation Oncology, Inc. of our report dated March 9, 2023, on our audits of the consolidated financial statements of Elevation Oncology, Inc. as of December 31, 2022 and 2021 and for the years then ended, which report is included in Elevation Oncology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ CohnReznick LLP

Tysons, Virginia

March 9, 2023